Exhibit 10.1
REGIONS
PROMISSORY NOTE

Principal	Loan Date	Maturity	Bank/App	Loan No	Account	Officer
$30,000,000.00	08-19-2016	08-31-2017	01	REDACTED	REDACTED	REDACTED
References in the shaded area are for Lender's use only, and do not limit the applicability of this document to any particular loan or item.
Any item above containing *** has been omitted due to text length limitations.

Borrower:	HIBBETT SPORTS, INC.	Lender:	REGIONS BANK
	2700 MILAN COURT		BIRMINGHAM CORPORATE BANKING
	BIRMINGHAM, AL 36211		1900 5TH AVENUE NORTH
ALBH1UL03B
BIRMINGHAM, AL 36203
Principal Amount: $30,000,000.00           Date of Note: August 19, 2016

PROMISE TO PAY. HIBBETT SPORTS INC ("Borrower'') promises to pay to REGIONS BANK ("Lender"), or order, in lawful money of the United States of America, the principal amount of Thirty Million & 00/100 Dollars ($30,000,000.00) or so much as may be outstanding, together with interest on the unpaid outstanding principal balance of each advance. Interest shall be calculated from the date of each advance until repayment of each advance.

PAYMENT. Borrower will pay this loan in full immediately upon Lender's demand. If no demand is made, Borrower will pay this loan in accordance with the following payment schedule:

Borrower will pay the interest due on this Note in monthly installments. The first monthly installment of interest will be due on 09-19-16, and the remaining installments will be due on the same day of every month thereafter until this Note has been paid in full, provided that, the installment for any month in which there is no day which numerically corresponds to the date on which the first installment is due shall be due on the last day of such month. If not sooner paid, Borrower will pay the principal amount of this Note, together with any unpaid interest in full on 08-31-2017.

Unless otherwise agreed or required by applicable law, payments will be applied to accrued interest, then principal, then late charges, then miscellaneous fees; provided that Lender reserves the right to apply payments to outstanding indebtedness and obligations in any order that Lender may determine in its sole discretion and Lender may change the methodology for the application of payments at any time without notice to Borrower. Borrower will pay Lender at Lender's address shown above or at such other place as Lender may designate in writing.

VARIABLE INTEREST RATE. The interest rate on this Note is subject to change from time to time based on changes in an independent index which is the London Interbank Offered Rate (LIBOR - one month) (as defined below) for the applicable Interest Period (as defined below) (the "Index"). The Index is not necessarily the lowest rate charged by Lender on its loans. If the Index becomes unavailable during the term of this loan, Lender may designate a substitute index after notifying Borrower. Lender will tell Borrower the current index rate upon Borrower's request. The interest rate change will not occur more often than each month. Borrower understands that Lender may make loans based on other rates as well.  Interest on the unpaid principal balance of this Note will be calculated as described in the "INTEREST CALCULATION METHOD" paragraph using a rate of 2.000 percentage points over the Index NOTICE: Under no circumstances will the interest rate on this Note be more than the maximum rate allowed by applicable law.

INTEREST CALCULATION METHOD. Interest on this Note is computed on a 365/360 basis; that is, by applying the ratio of the interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. All interest payable under this Note is computed using this method.

PREPAYMENT. Borrower may pay without penalty all or a portion of the amount owed earlier than it is due. Early payments will not, unless agreed to by Lender in writing, relieve Borrower or Borrower's obligation to continue to make payments of accrued unpaid interest. Rather, early payments will reduce the principal balance due. Borrower agrees not to send Lender payments marked "paid in full", "without recourse" or similar language. If Borrower sends such a payment, Lender may accept it without losing any of Lender's rights under this Note, and Borrower will remain obligated to pay any further amount owed to Lender. All written communications concerning disputed amounts, including any check or other payment instrument that indicates that the payment constitutes "payment in full" of the amount owed or that is tendered with other conditions or limitations or as full satisfaction of a disputed amount must be mailed or delivered to: Regions Bank, P. 0. Box 2224 Birmingham, AL 35246.

LATE CHARGE. If a payment is 12 days or more late, Borrower will be charged 5.000% of the unpaid portion of the regularly scheduled payment or $10.00, whichever is greater.

INTEREST AFTER DEFAULT. Upon default, including failure to pay upon final maturity, the interest rate on this Note shall be increased by adding an additional 2.000 percentage point margin ("'Default Rate Margin"). The Default Rate Margin shall also apply to each succeeding interest rate change that would have applied had there been no default. However in no event will the interest rate exceed the maximum interest rate limitations under applicable law.

DEFAULT. Each of the following shall constitute an event of default ("Event of Default") under this Note:

Payment Default. Borrower fails to make any payment when due under this Note.

Other Defaults. Borrower fails to comply with or to perform any other term, obligation, covenant or condition contained in this Note or in any of the related documents or to comply with or to perform any term obligation covenant or condition contained in any other agreement between Lender and Borrower.

Default in Favor of Third Parties. Borrower or any Grantor defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Borrower's property or Borrower's ability to repay this Note or perform Borrower's obligations under this Note or any of the related documents.

False Statements. Any warranty representation or statement made or furnished to Lender by Borrower or on Borrower's behalf under this Note or the related documents is false or misleading in any material respect either now or at the time made or furnished or becomes false or misleading at any time thereafter.

Insolvency. The dissolution or termination of Borrower's existence as a going business, the insolvency of Borrower, the appointment of a receiver for any part of Borrower's property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower.

Creditor or Forfeiture Proceedings. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help repossession or any other method, by any creditor of Borrower or by any governmental agency against any collateral securing the loan. This includes a garnishment of any of Borrower's accounts, including deposit accounts, with Lender. However, this Event or Default shall not apply if there is a good faith dispute by Borrower as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and if Borrower gives Lender written notice of the creditor or forfeiture proceeding and deposits with Lender monies or a surety bond for the creditor or forfeiture proceeding in an amount determined by Lender in its sole discretion as being an adequate reserve or bond for the dispute.

Events Affecting Guarantor. Any of the preceding events occurs with respect to any guarantor, endorser, surety, or accommodation party or any of the indebtedness or any guarantor, endorser, surety, or accommodation party dies or becomes incompetent or revokes or disputes the validity of, or liability under, any guaranty of the indebtedness evidenced by this Note.

Change in Ownership. Any change in ownership of twenty-five percent (25%) or more of the common stock or Borrower.

Adverse Change. A material adverse change occurs in Borrower's financial condition or Lender believes the prospect of payment or performance of this Note is impaired.

Insecurity. Lender in good faith believes itself insecure.

LENDER'S RIGHTS. Upon the occurrence of any default described in the "Death or Insolvency" or "Creditor or Forfeiture Proceedings" clauses, to the extent that any such default by a guarantor relates to the matters described in the clause ''Death or Insolvency" of the paragraph entitled "DEFAULT", the entire unpaid principal balance under this Note and all accrued unpaid interest shall  become immediately due, without notice, declaration or other action by Lender, and then Borrower will pay that amount upon the occurrence of any other default described in that paragraph, Lender  may declare the entire unpaid principal balance under this Note and all accrued unpaid interest immediately due without notice and then Borrower will pay that amount.

ATTORNEY'S FEES; EXPENSES. Lender may hire or pay someone else to help collect this Note if Borrower does not pay. Borrower will pay Lender that amount. This includes, subject to any limits under applicable law, Lender's attorney's fees and Lender's legal expenses whether or not there is a lawsuit including attorneys' fees and expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction) appeals and any anticipated post-judgment collection services. If not prohibited by applicable law, Borrower also will pay any court costs in addition to all other sums provided by law.

JURY WAIVER. Lender and Borrower hereby waive the right to any jury trial in any action, proceeding, or counterclaim brought by either Lender or Borrower against the other.

GOVERNING LAW. This Note will be governed by federal law applicable to Lender and, to the extent not preempted by federal law, the laws of the State of Alabama without regard to its conflicts of law provisions. This Note has been accepted by Lender in the State of Alabama.

RIGHT OF SETOFF. To the extent permitted by applicable law, Lender reserves a right of setoff in all Borrower's accounts with Lender (whether checking, savings or some other account). This includes all accounts Borrower holds jointly with someone else and all accounts Borrower may open in the future. However, this does not include any IRA or Keogh accounts, or any trust accounts for which setoff would be prohibited by law. Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on the debt against any and all such accounts, and, at Lender's option to administratively freeze all such accounts to allow Lender to protect Lender's charge and setoff rights provided in this paragraph.

LINE OF CREDIT. This Note evidences a revolving line of credit. Advances under this Note, as well as directions for payment from Borrower's accounts, may be requested orally or in writing by Borrower or by an authorized person. Lender may, but need not, require that all oral requests be confirmed in writing. Borrower agrees to be liable for all sums either: (A) advanced in accordance with the instructions of an authorized person or (B) credited to any of Borrower's accounts with Lender. The unpaid principal balance owing on this Note at any time may be evidenced by endorsements on this Note or by Lender's internal records, including daily computer print-outs. Lender will have no obligation to advance funds under this Note if: (A) Borrower or any guarantor is in default under the terms of this Note or any agreement that Borrower or any guarantor has with Lender, including any agreement made in connection with the signing of this Note; (B) Borrower or any guarantor ceases doing business or is insolvent; (C) any guarantor seeks, claims or otherwise attempts to limit modify or revoke such guarantor's guarantee of this Note or any other loan with Lender; (D) Borrower has applied funds provided pursuant to this Note for purposes other than those authorized by Lender; or (E) Lender in good faith believes itself insecure.

WAIVER OF DEFENSES. Borrower agrees and acknowledges that Borrower does not have any claims, defenses counterclaims, setoffs, rights of recoupment, or other claims or any nature whatsoever (including but not limited to claims arising from fraud, misrepresentation, breach of contract, breach of commitment, impairment of collateral or waiver) against Lender, and Borrower hereby expressly waives and releases any and all such claims defenses, counterclaims, setoffs rights or recoupment or other claims or any nature whatsoever that it may have against Lender.

FEES AND EXPENSES FOR LOAN MODIFICATIONS. Unless prohibited by applicable law or unless it would constitute interest in excess of the maximum rate allowed under applicable law, Borrower agrees to pay upon demand all of Lender's costs and expenses, including reasonable attorney's fees incurred in connection with any loan modification, amendment, restatement, supplement, restructuring waiver or consent relating hereto or thereto whether or not any such amendment, restatement, supplement, restructuring waiver or consent is executed or becomes effective.

UNCONDITIONALLY CANCELLABLE. Lender may, at any time with or without cause, refuse to make advances or otherwise extend credit under this Note (to the extent permitted under applicable law).

PROHIBITED USES OF PROCEEDS. No portion of the proceeds of this Loan or any Advance shall be used (i) to finance or refinance any commercial paper issued by Borrower or (ii) in any manner that causes or might cause this Loan or such Advance or the application of such Advance to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System as in effect from time to time or any other regulation thereof or to violate the federal Securities Exchange Act.

CREDITING OF PAYMENTS (LIBOR CREDITING OF PAYMENTS). Payments received after Lender cut-off times established from time to time or on weekends or bank holidays will be credited as of the next Business Day.

DEFINITION RELATING TO INDEX (LIBOR 1 MONTH). As used in this Note, the following capitalized terms will have the meanings indicated:

''Business Day'' means a day on which the office of the Lender at which payments under this Note are to be made is open for business.

''Interest Period" means each period commencing on the last day of the immediately preceding Interest Period and ending on the same day of the month that interest is due one month thereafter: provided (i) the first Interest Period shall commence on the date hereof and end on the first day thereafter that interest is due, (ii) any Interest Period that ends in a month for which there is no day which numerically corresponds to the last day of the immediately preceding Interest Period shall end on the last day of the month and (iii) any Interest Period that would otherwise extend past the maturity date of this Note shall end on the maturity date of this Note.

''LIBOR Business Day" means a day on which the office of the Lender at which payments under this Note are to be made is open for business and on which dealings in U. S. dollar deposits are carried out in the London interbank market.

''London Interbank Offered Rate'' means, with respect to any Interest Period, that rate for deposits in U. S. dollars for a period comparable to the term of such Interest Period which appears on Reuters Screen LIBOR01 Page (or such other page that may replace that page on that service or on such other comparable financial information reporting service used by Lender, in its discretion, at the time such rate is determined) as of 11:00 a.m., London, England time on the day (the "Pricing Date") that is two LIBOR Business Days preceding the first day of such Interest Period (or if not so reported then as determined by the Lender from another recognized source or from one or more interbank quotations in Lender's discretion).

AUTO DEBIT PROVISION
(REDACTED)

Borrower authorizes Lender to initiate entries to Borrower's checking or savings account at the financial institution indicated above for the purpose of making Borrower's periodic loan payments. Borrower also authorizes the financial institution to withdraw these payments from Borrower's account. Borrower acknowledges that this authorization may be revoked at any time by providing written notice of revocation to Lender in such time and manner as to afford Lender and the financial institution reasonable opportunity to act upon it.

Borrower understands that, in accordance with the terms of this loan, Borrower's payment may change from time to time. Lender is authorized to change the amount of the charge to Borrower's checking or savings account. Borrower understands that Lender will provide prior notice or the new payment amount to Borrower to the extent required under applicable law. If more than one law requires prior notice of a payment change, Borrower agrees that notice provided pursuant to one law shall constitute notice in accordance with all laws.

PRIOR NOTE. This note is made and executed for the purpose of continuing, modifying and amending the terms of that certain promissory note in the principal amount of $30,000,000.00, dated 08-21-2015, executed by the Borrower and payable to the Bank or its predecessor or assignor. This note shall constitute a true modification or amendment of the terms of the original note which original note shall continue in full force and effect except as specifically modified herein. This note shall not constitute a novation, payment in full or satisfaction of the original note, nor shall this note in any other way supersede the original note or any of the Loan Documents. This note shall continue to be secured by any and all collateral securing the original note.

SUCCESSOR INTERESTS. The terms of this Note shall be binding upon Borrower, and upon Borrower's heirs, personal representatives, successors and assigns, and shall inure to the benefit of Lender and its successors and assigns.

GENERAL PROVISIONS. This Note is payable on demand. The inclusion of specific default provisions or rights of Lender shall not preclude Lender's right to declare payment of this Note on its demand. If any part of this Note cannot be enforced, this fact will not affect the rest or the Note. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them.  Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive presentment, demand for payment, and notice of dishonor. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender's security interest in the collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone. All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made. The obligations under this Note are joint and several.

PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE, INCLUDING THE VARIABLE INTEREST RATE PROVISIONS. BORROWER AGREES TO THE TERMS OF THE NOTE.

BORROWER ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THIS PROMISSORY NOTE.

THIS NOTE IS GIVEN UNDER SEAL AND IT IS INTENDED THAT THIS NOTE IS AND SHALL CONSTITUTE AND HAVE THE EFFECT OF A SEALED INSTRUMENT ACCORDING TO LAW.

BORROWER:

HIBBETT SPORTS INC

By:	/s/ Scott J. Bowman (Seal)
Scott J. Bowman, CFO of HIBBETT SPORTS INC

END OF EXHIBIT 10.1